                                                                  EXHIBIT (4)(d)



                         [FRONT OF OPTION CERTIFICATE]
                           VOID AFTER EXPIRATION DATE
NO. NEDSO-          OPTIONS TO PURCHASE SHARES OF COMMON STOCK       500 OPTIONS

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
THIS CERTIFIES THAT, FOR VALUE RECEIVED [name of non-employee director] or registered assigns (the "Registered Holder") is the owner of five hundred
(500) Options to Purchase Shares of Common Stock (the "Options"). Each Option initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Professionals Insurance Company Management Group 1996 Non-Employee Directors Stock Option Plan (the "Plan"), one fully paid and nonassessable share of Common Stock, no par value per share, of Professionals Insurance Company Management Group, a Michigan corporation (the "Company"), at any time from [date of issuance], and prior to the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Option Certificate with the Subscription Form on the reverse hereof duly executed, accompanied by payment of $[exercise price] for such share of Common Stock, subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Company.
     This Option Certificate and each of the Options represented hereby are issued pursuant to and are subject in all respect to the terms and conditions set forth in the Plan. All capitalized terms not otherwise defined herein are defined herein as in the Plan. In the event of any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall control.
     In the event of certain contingencies provided for in the Plan, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Option represented hereby are subject to modification or adjustment.
     Each Option represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all of the Options represented hereby, the Company shall cancel this Option Certificate upon the surrender hereof and shall execute and deliver a new Option Certificate or Option Certificates of like tenor for the balance of such Options.
     The term "Expiration Date" shall mean 5:00 P.M. (Detroit, Michigan time) on that date that is the earlier of (i) the first anniversary date on which [name of non-employee director] ceased to be a Non-Employee Director and (ii) [date]. If such date shall in the State of Michigan be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall be 5:00 P.M. (Detroit, Michigan time) the next following day which in the State of Michigan is not a holiday or a day on which banks are authorized to close.
     The Company shall not be obligated to deliver any securities pursuant to any exercise of the Options represented hereby unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective or an exemption thereunder is available. The Options represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.
     This Option Certificate is exchangeable upon the surrender hereof by the Registered Holder at the principal office of the Company, for a new Option Certificate or Option Certificates of like tenor representing an equal aggregate number of Options, each of such new Option Certificates to represent such number of Options as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Option Certificate at such office, a new Option Certificate or Option Certificates representing an equal aggregate number of Options will be issued to the transferee in exchange therefor, subject to the limitations provided in the Plan.
     Prior to the exercise of any of the Options represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Plan.
     Prior to due presentment for registration of transfer thereof, the Company may deem and treat the Registered Holder as the absolute owner hereof and of each Option represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Plan.
     This Option Certificate shall be governed by and construed in accordance with the laws of the State of Michigan without giving effect to conflict of laws.
     This Option Certificate is not valid unless it has been manually signed on behalf of the Company by its President and its Secretary.

        IN WITNESS WHEREOF, the Company has caused this Option Certificate to be duly executed, manually or in facsimile by two of its officers thereunder duly authorized and its corporate seal to be imprinted hereon.

Dated:

[CORPORATE SEAL]                             Professionals Insurance Company
                                             Management Group, a Michigan
                                             corporation

                                             By:                    By:
                                                    President          Secretary
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                        [REVERSE OF OPTION CERTIFICATE]
                               SUBSCRIPTION FORM

    To Be Executed by the Registered Holder in Order to Exercise Options

        The undersigned Registered Holder hereby irrevocably elects to exercise ____________________________________________________________________ Options
represented by this Option Certificate, and to purchase the securities issuable upon the exercise of such Options, and requests that certificates for such securities shall be issued in name of



________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or type name, address and social security or taxpayer identification number)
________________________________________________________________________________
and be delivered to
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                    (please print or type name and address)
________________________________________________________________________________

and if such number of Options shall not be all the Options evidenced by this Option Certificate, that a new Option Certificate for the balance of such Options be registered in the name of, and delivered to, the Registered Holder at the address stated below.


Dated: ______________________________      X___________________________________

                                            ___________________________________

                                            ___________________________________

                                            ___________________________________
                                                         Address

                                            ___________________________________
                                                 Social Security or Taxpayer
                                                   Identification Number

                                            ___________________________________
                                                    Signature Guaranteed


                                   ASSIGNMENT

       To Be Executed by the Registered Holder In Order to Assign Options

        FOR VALUE RECEIVED, ________________________________________________
hereby sells, assigns and transfers unto

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or type name, address and social or taxpayer identification number)
____________________________________ of the Options represented by this Option
Certificate, and hereby irrevocable constitutes and appoints
________________________________________________________________________________
Attorney to transfer this Option Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ______________________________      X____________________________________
                                                  Signature Guaranteed

                                            ____________________________________

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS OPTION CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OF ANY CHANGE WHATSOEVER AND THE SIGNATURE TO THE ASSIGNMENT MUST BE GUARANTEED BY A BANK, TRUST COMPANY, CREDIT UNION, SAVINGS ASSOCIATION OR BROKER THAT IS A MEMBER OF AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM.

THE OPTIONS REPRESENTED BY THIS OPTION CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS APPLICABLE.